ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY       Exhibit 12
           Computation of Ratio of Earnings to Fixed Charges
                        and Preferred Dividends




                                                   Three Months Ended
                                                       September 30,
                                                  1996              1995
EARNINGS:

Income before preferred stock dividends       $ 4,911,029       $ 5,719,990
Federal income taxes                            2,603,070         3,032,439
Interest charges                                3,057,782         2,880,513
                                              -----------       -----------
 Earnings available to cover fixed charges    $10,571,881       $11,632,942
                                              ===========       ===========

FIXED CHARGES AND PREFERRED DIVIDENDS:

Interest on long-term debt                    $ 3,252,420       $ 2,693,512
Preferred dividend requirement (1)                310,970           311,018
Other interest                                    752,755           648,538
Amortization of debt discount - net                88,139            80,889
                                              -----------       -----------
Total fixed charges                           $ 4,404,284       $ 3,733,957
                                              ===========       ===========
Ratio of Earnings to Fixed Charges
 and Preferred Dividends                             2.40              3.12
                                              ===========       ===========

(1) Preferred Dividend Requirement:

Preferred dividends                           $   203,250       $   203,250
Effective tax rate                                  34.64%            34.65%
                                              -----------       -----------
Preferred dividend requirement                $   310,970       $   311,018
                                              ===========       ===========




Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), dividends on Preferred Stock on a pre-tax basis and Amortization of debt discount.

              ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY       Exhibit 12
           Computation of Ratio of Earnings to Fixed Charges
                        and Preferred Dividends




                                                    Nine Months Ended
                                                       September 30,
                                                  1996              1995
EARNINGS:

Income before preferred stock dividends       $12,871,024       $13,749,845
Federal income taxes                            6,794,819         7,264,137
Interest charges                                8,852,291         8,323,952
                                              -----------       -----------
 Earnings available to cover fixed charges    $28,518,134       $29,337,934
                                              ===========       ===========

FIXED CHARGES AND PREFERRED DIVIDENDS:

Interest on long-term debt                    $ 9,758,674       $ 8,080,633
Preferred dividend requirement (1)                931,627           931,912
Other interest                                  1,713,088         1,688,643
Amortization of debt discount - net               264,417           242,667
                                              -----------       -----------
Total fixed charges                           $12,667,806       $10,943,855
                                              ===========       ===========
Ratio of Earnings to Fixed Charges
 and Preferred Dividends                             2.25              2.68
                                               ==========        ==========

(1) Preferred Dividend Requirement:

Preferred dividends                           $   609,750       $   609,750
Effective tax rate                                  34.55%            34.57%
                                              -----------       -----------
Preferred dividend requirement                $   931,627       $   931,912
                                              ===========       ===========




Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), dividends on Preferred Stock on a pre-tax basis and Amortization of debt discount.

              ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY       Exhibit 12
           Computation of Ratio of Earnings to Fixed Charges
                        and Preferred Dividends




                                                   Twelve Months Ended
                                                       September 30,
                                                  1996              1995
EARNINGS:

Income before preferred stock dividends       $16,446,323       $17,314,502
Federal income taxes                            8,692,192         9,078,908
Interest charges                               11,642,835        10,872,522
                                              -----------       -----------
 Earnings available to cover fixed charges    $36,781,350       $37,265,932
                                              ===========       ===========

FIXED CHARGES AND PREFERRED DIVIDENDS:

Interest on long-term debt                    $12,570,170       $10,774,190
Preferred dividend requirement (1)              1,242,739         1,231,753
Other interest                                  2,368,348         1,849,089
Amortization of debt discount - net               345,307           323,557
                                              -----------       -----------
Total fixed charges                           $16,526,564       $14,178,589
                                              ===========       ===========
Ratio of Earnings to Fixed Charges
 and Preferred Dividends                             2.23              2.63
                                              ===========       ===========

(1) Preferred Dividend Requirement:

Preferred dividends                           $   813,000       $   808,030
Effective tax rate                                  34.58%            34.40%
                                              -----------       -----------
Preferred dividend requirement                $ 1,242,739       $ 1,231,753
                                              ===========       ===========




Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), dividends on Preferred Stock on a pre-tax basis and Amortization of debt discount.

              ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY       Exhibit 12
           Computation of Ratio of Earnings to Fixed Charges




                                                   Three Months Ended
                                                       September 30,
                                                  1996              1995
EARNINGS:

Income before preferred stock dividends       $ 4,911,029       $ 5,719,990
Federal income taxes                            2,603,070         3,032,439
Interest charges                                3,057,782         2,880,513
                                              -----------       -----------
Earnings available to cover fixed charges     $10,571,881       $11,632,942
                                              ===========       ===========
FIXED CHARGES:

Interest on long-term debt                    $ 3,252,420       $ 2,693,512
Other interest                                    752,755           648,538
Amortization of debt discount - net                88,139            80,889
                                              -----------       -----------
Total fixed charges                           $ 4,093,314       $ 3,422,939
                                              ===========       ===========
Ratio of Earnings to Fixed Charges                   2.58              3.40
                                              ===========       ===========




Earnings to Fixed Charges represents the sum of Income Before Preferred Stoc Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges Fixed Charges consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), and Amortization of debt discount.

              ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY       Exhibit 12
           Computation of Ratio of Earnings to Fixed Charges




                                                     Nine Months Ended
                                                       September 30,
                                                  1996              1995
EARNINGS:

Income before preferred stock dividends       $12,871,024       $13,749,845
Federal income taxes                            6,794,819         7,264,137
Interest charges                                8,852,291         8,323,952
                                              -----------       -----------
 Earnings available to cover fixed charges    $28,518,134       $29,337,934
                                              ===========       ===========
FIXED CHARGES:

Interest on long-term debt                    $ 9,758,674       $ 8,080,633
Other interest                                  1,713,088         1,688,643
Amortization of debt discount - net               264,417           242,667
                                              -----------       -----------
Total fixed charges                           $11,736,179       $10,011,943
                                              ===========       ===========
Ratio of Earnings to Fixed Charges                   2.43              2.93
                                              ===========       ===========




Earnings to Fixed Charges represents the sum of Income Before Preferred Stoc Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges Fixed Charges consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), and Amortization of debt discount.

              ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY       Exhibit 12
           Computation of Ratio of Earnings to Fixed Charges




                                                   Twelve Months Ended
                                                       September 30,
                                                  1996              1995
EARNINGS:

Income before preferred stock dividends       $16,446,323       $17,314,502
Federal income taxes                            8,692,192         9,078,908
Interest charges                               11,642,835        10,872,522
                                              -----------       -----------
 Earnings available to cover fixed charges    $36,781,350       $37,265,932
                                              ===========       ===========
FIXED CHARGES:

Interest on long-term debt                    $12,570,170       $10,774,190
Other interest                                  2,368,348         1,849,089
Amortization of debt discount - net               345,307           323,557
                                              -----------       -----------
Total fixed charges                           $15,283,825       $12,946,836
                                              ===========       ===========
Ratio of Earnings to Fixed Charges                   2.41              2.88
                                              ===========       ===========




Earnings to Fixed Charges represents the sum of Income Before Preferred Stoc Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges Fixed Charges consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), and Amortization of debt discount.